EXHIBIT 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	KOREA
2.	Korea South-East Power Co., Ltd.	KOREA
3.	Korea Midland Power Co., Ltd.	KOREA
4.	Korea Western Power Co., Ltd.	KOREA
5.	Korea Southern Power Co., Ltd.	KOREA
6.	Korea East-West Power Co., Ltd.	KOREA
7.	KEPCO Engineering & Construction Company, Inc.	KOREA
8.	KEPCO Plant Service & Engineering Co., Ltd.	KOREA
9.	KEPCO Nuclear Fuel Co., Ltd.	KOREA
10.	KEPCO KDN Co., Ltd.	KOREA
11.	KEPCO International HongKong Ltd.	HONG KONG
12.	KEPCO International Philippines Inc.	PHILIPPINES
13.	KEPCO Gansu International Ltd.	HONG KONG
14.	KEPCO Philippines Holdings Inc.	PHILIPPINES
15.	KEPCO Philippines Corporation	PHILIPPINES
16.	KEPCO Ilijan Corporation	PHILIPPINES
17.	KEPCO Neimenggu International Ltd.	HONG KONG
18.	KEPCO Shanxi International Ltd.	HONG KONG
19.	KOMIPO Global Pte Ltd.	SINGAPORE
20.	KEPCO Netherlands B.V.	NETHERLANDS
21.	KEPCO Australia Pty., Ltd.	AUSTRALIA
22.	KOSEP Australia Pty., Ltd.	AUSTRALIA
23.	KOMIPO Australia Pty., Ltd.	AUSTRALIA
24.	KOWEPO Australia Pty., Ltd.	AUSTRALIA
25.	KOSPO Australia Pty., Ltd.	AUSTRALIA
26.	KEPCO Middle East Holding Company	BAHRAIN
27.	Qatrana Electric Power Company	JORDAN
28.	KHNP Canada Energy Ltd.	CANADA
29.	KEPCO Bylong Australia Pty., Ltd.	AUSTRALIA
30.	Korea Waterbury Uranium Limited Partnership	CANADA
31.	KEPCO Holdings de Mexico	MEXICO
32.	KST Electric Power Company, S.A.P.I. de C.V.	MEXICO
33.	KEPCO Energy Service Company	MEXICO
34.	KEPCO Netherlands S3 B.V.	NETHERLANDS
35.	PT. KOMIPO Pembangkitan Jawa Bali	INDONESIA
36.	PT. Cirebon Power Service	INDONESIA
37.	KOWEPO International Corporation	PHILIPPINES
38.	KOSPO Jordan LLC	JORDAN
39.	EWP America Inc.	USA
40.	EWP Renewable Corporation	USA
41.	KNF Canada Energy Limited	CANADA
42.	EWP Barbados 1 SRL	BARBADOS
43.	California Power Holdings, LLC	USA
44.	Gyeonggi Green Energy Co., Ltd.	KOREA
45.	PT. Tanggamus Electric Power	INDONESIA
46.	Gyeongju Wind Power Co., Ltd.	KOREA
47.	KOMIPO America Inc.	USA

	Consolidated subsidiaries	Jurisdiction of Incorporation
48.	PT. EWP Indonesia	INDONESIA
49.	KEPCO Netherlands J3 B.V.	NETHERLANDS
50.	Korea Offshore Wind Power Co., Ltd.	KOREA
51.	Global One Pioneer B.V.	NETHERLANDS
52.	Global Energy Pioneer B.V.	NETHERLANDS
53.	Mira Power Limited	PAKISTAN
54.	KOSEP Material Co., Ltd.	KOREA
55.	Commerce and Industry Energy Co., Ltd.	KOREA
56.	KEPCO KPS Philippines Corp.	PHILIPPINES
57.	KOSPO Chile SpA	CHILE
58.	Hee Mang Sunlight Power Co., Ltd.	KOREA
59.	Fujeij Wind Power Company	JORDAN
60.	KOSPO Youngnam Power Co., Ltd.	KOREA
61.	Chitose Solar Power Plant LLC	JAPAN
62.	KEPCO Energy Solution Co., Ltd.	KOREA
63.	KEPCO Solar Co., Ltd.	KOREA
64.	KOSPO Power Services Ltda.	CHILE
65.	Energy New Industry Specialized Investment Private Investment Trust	KOREA
66.	KOEN Bylong Pty., Ltd.	AUSTRALIA
67.	KOMIPO Bylong Pty., Ltd.	AUSTRALIA
68.	KOWEPO Bylong Pty., Ltd.	AUSTRALIA
69.	KOSPO Bylong Pty., Ltd.	AUSTRALIA
70.	EWP Bylong Pty., Ltd.	AUSTRALIA
71.	KOWEPO Lao International	LAOS
72.	KEPCO Mangilao Holdings LLC	USA
73.	Mangilao Investment LLC	USA
74.	KEPCO Mangilao Solar, LLC	USA
75.	Jeju Hanlim Offshore Wind Co., Ltd.	KOREA
76.	PT. Siborpa Eco Power	INDONESIA
77.	BSK E-New Industry Fund VII	KOREA
78.	e-New Industry LB Fund 1	KOREA
79.	Songhyun e-New Industry Fund	KOREA
80.	BSK E-New Industry Fund X	KOREA
81.	PT. Korea Energy Indonesia	INDONESIA
82.	KOLAT SpA	CHILE
83.	KEPCO California, LLC	USA
84.	KEPCO Mojave Holdings, LLC	USA
85.	Incheon Fuel Cell Co., Ltd.	KOREA
86.	KOEN Service Co., Ltd.	KOREA
87.	KOMIPO Service Co., Ltd.	KOREA
88.	KOWEPO Service Co., Ltd.	KOREA
89.	KOSPO Service Co., Ltd.	KOREA
90.	EWP Service Co., Ltd.	KOREA
91.	PT. KOMIPO Energy Indonesia	INDONESIA
92.	KNF Partners Co., Ltd.	KOREA
93.	KOSPO USA Inc.	USA
94.	KOSPO Niles LLC (formerly, Nambu USA LLC)	USA
95.	Tamra Offshore Wind Power Co., Ltd.	KOREA
96.	KEPCO MCS Co., Ltd.	KOREA
97.	KEPCO FMS Co., Ltd.	KOREA
98.	Firstkeepers Co., Ltd.	KOREA

	Consolidated subsidiaries	Jurisdiction of Incorporation
99.	Secutec Co., Ltd.	KOREA
100.	SE Green Energy Co., Ltd.	KOREA
101.	Mangilao Intermediate Holdings LLC	USA
102.	KEPCO CSC Co., Ltd.	KOREA
103.	KOAK Power Limited	PAKISTAN
104.	KOMIPO Europe B.V.	NETHERLANDS
105.	Haenanum Energy Fund	KOREA
106.	Paju Ecoenergy Co., Ltd.	KOREA
107.	Guam Ukudu Power LLC	USA
108.	K-SOLAR SHINAN Co., Ltd.	KOREA
109.	KPS Partners Co., Ltd.	KOREA
110.	KEPCO E&C Service Co., Ltd.	KOREA
111.	Moha solar Co., Ltd.	KOREA
112.	Ogiri Solar Power Co., Ltd.	KOREA
113.	KHNP USA LLC	USA
114.	KOMIPO Vanphong Power Service LLC	VIETNAM
115.	Energy Innovation Fund I	KOREA
116.	KHNP Chile SpA	CHILE
117.	Yeong Yang Apollon Photovoltaic Co., Ltd.	KOREA
118.	Yeong Yang Corporation Co., Ltd.	KOREA
119.	SolarVader Co., Ltd.	KOREA
120.	Yeong Yang Innovation Co., Ltd.	KOREA
121.	Yeong Yang Horus Photovoltaic Co., Ltd.	KOREA
122.	Yeong Yang Solar Management Co., Ltd.	KOREA
123.	LSG Hydro Power Limited	PAKISTAN
124.	KOEN Bio Co., Ltd.	KOREA
125.	KOMIPO Energy Solution America, LLC	USA
126.	Elara Investment Holdings, LLC	USA
127.	Elara Equity Holdings, LLC	USA
128.	Elara Class B Holdings, LLC	USA
129.	Elara Class B Member, LLC	USA
130.	Elara Development Holdings, LLC	USA
131.	KOMIPO Development, LLC	USA
132.	Elara Energy Holdings, LLC	USA
133.	Elara Energy Project, LLC	USA
134.	KOMIPO Iberian Solar Group, S.L.U.	SPAIN
135.	Jeongam Wind Power Co., Ltd.	KOREA
136.	KOWEPO Europe B.V.	NETHERLANDS
137.	CVS Equity Holdings, LLC	USA
138.	CVS Class B Holdings, LLC	USA
139.	CVS Development Holdings, LLC	USA
140.	CVS Development, LLC	USA
141.	CVS Class B Member, LLC	USA
142.	CVS Energy Holdings, LLC	USA
143.	Concho Valley Energy, LLC	USA
144.	Concho Valley Solar, LLC	USA
145.	Yeongdeok Sunrise Wind Power Co., Ltd.	KOREA
146.	UI Carbon-Neutrality Fund	KOREA
147.	KA Power Limited	PAKISTAN
148.	Western Power Changgi Solar Co., Ltd.	KOREA
149.	EWP Australia Pty., Ltd.	AUSTRALIA

	Consolidated subsidiaries	Jurisdiction of Incorporation
150.	Columboola Solar Farm Hold Co Pty., Ltd.	AUSTRALIA
151.	Digital Innovation Growth Fund	KOREA
152.	J Wind First, LLC	KOREA
153.	KEPCO Holding Company	SAUDI ARABIA
154.	KEPCO for Maintenance Company	SAUDI ARABIA
155.	KOSPO Trumbull LLC	USA
156.	Changjuk Wind Power Co., Ltd.	KOREA
157.	Chile Solar JV SpA	CHILE
158.	KEPCO KPS South Africa Pty., Ltd.	REPUBLIC OF SOUTH AFRICA
159.	KOWEPO Holding Limited	UNITED ARAB EMIRATES
160.	Magna Energy New Industrial Fund	KOREA
161.	Columboola Solar Farm Nominees Pty., Ltd.	AUSTRALIA
162.	Columboola Solar Farm Op Trust	AUSTRALIA
163.	Columboola Solar Farm Fin Co Pty., Ltd.	AUSTRALIA
164.	EWP ESS Holdings, LLC	USA
165.	Fairhaven ESS LLC	USA
166.	KOSPO Rutile, LLC	USA
167.	Sprott Chile Solar I SpA	CHILE

All of the foregoing entities do business under their respective names set forth above.

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